SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2008

ACME COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-27105 (Commission File Number)	33-0866283 (I.R.S. Employer Identification No.)

2101 E. Fourth Street, Suite 202 A
Santa Ana, California, 92705
(714) 245-9499
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 13, 2008, the Board of Directors of ACME Communications, Inc. (the “Company”) unanimously voted to delist its common stock from the NASDAQ Global Market (“NASDAQ”) and to voluntarily terminate the registration of its common stock under the Securities and Exchange Act of 1934, as amended. In connection therewith, the Company notified NASDAQ on October 14, 2008 of the Company’s intention to file Form 25 on or about October 24, 2008. The Company anticipates that the Form 25 will become effective ten (10) days following its filing.

On or about November 3, 2008, the effective date of delisting, the Company intends to file a Form 15 with the SEC to voluntarily effect the deregistration of its common stock. The Company is eligible to deregister by filing Form 15 because it has fewer than 300 holders of record of its common stock. Upon the filing of the Form 15, the Company’s obligations to file certain reports with the SEC, including Forms 10-KSB, 10-QSB and 8-K will immediately be suspended.  The Company expects the deregistration to become effective ninety (90) days after filing the Form 15 with the SEC.

Item 9.01. Financial Statements and Exhibits.

    (d)        Exhibits:

Exhibit No.	Description

99.1	Press release issued by ACME Communications, Inc. dated October 14, 2008.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2008	ACME Communications, Inc. By: /s/ Thomas D. Allen Thomas D. Allen Executive VP & Chief Financial Officer